                                                        EXHIBIT 10.45
                                 March 29, 2000

Erik MacKinnon
d/b/a Dustcloud Media
1002233 Bowker Ave.
Victoria, British Columbia
Canada   V8 R2 E3

Dan Barnes
d/b/a Dustcloud Media
1283 Queensbury Ave.
Victoria, British Columbia
Canada   V8 P2 E1

             Re: Purchase of Dustcloud Media by eUniverse, Inc. ("EUI")
                 From Erik MacKinnon and Dan Barnes of British Columbia, Canada ("Sellers")

Dear Erik and Dan:

         This letter agreement (the "Agreement") sets forth the terms of EUI's purchase of all of the assets, including, without limitation, the physical assets, good will, web site contents (collectively, the "Assets"), used to conduct the on-line interactive entertainment business owned by Sellers that is known as Dustcloud Media, and presently located at the URL: http://www.dustcloud.com (the "Business").

         The consummation of the transactions set forth in this Agreement (the "Closing") shall be effective as of 12:01 a.m. Stamford, Connecticut on the date that all of the Closing conditions are satisfied (the "Closing Date"), as reasonably determined by the Company.

         On the Closing Date, Sellers shall sell, assign, transfer, convey and deliver to EUI and EUI agrees to purchase and accept from the Sellers, all right, title and interest in and to all of the Assets, free and clear of all liens, encumbrances or security interests. The purchase price for the purchased Assets shall be up to Three Hundred Thousand Dollars ($300,000.00) (the "Purchase Price") payable in shares of common stock of EUI (the "EUI Shares"), as follows:

         1. On the Closing Date, EUI shall pay to Sellers the amount of One Hundred Fifty Thousand Dollars ($150,000.00) in EUI Shares at a share price equal to the average of the closing price of the EUI Shares on the five (5) trading days immediately preceding the Closing Date (collectively, the "Downpayment");

         2. EUI shall pay Sellers, contingent upon reaching the following performance goals, up to an additional One Hundred Fifty Thousand Dollars ($150,000.00) in EUI Shares as follows:

                 a) Performance Goal 1 -- Up to Seventy Five Thousand Dollars
                    ($75,000.00)

         Beginning on the Closing Date and continuing six (6) months thereafter, if the number of page views of Dustcloud.com averages over 250,000 per day for any two (2) months, Sellers shall receive Thirty Seven Thousand Five Hundred Dollars ($37,500.00) in EUI Shares based on the average closing price for the five (5) trading days prior to the end of the second month the goal is achieved.

         Beginning on the Closing Date and continuing six (6) months thereafter, if the number of page views of Dustcloud.com averages over 275,000 per day for any two (2) months, Sellers shall receive Thirty Seven Thousand Five Hundred Dollars ($37,500.00) in EUI Shares based on the average closing price for the five (5) trading days prior to the end of the second month the goal is achieved.

Letter Agreement
Page 2

                 b) Performance Goal 2 -- Up to Seventy Five Thousand Dollars
                    ($75,000.00)

         Beginning six (6) months after the Closing Date and continuing six (6) months thereafter, if the number of page views of Dustcloud.com averages over 350,000 per day for any two (2) months, Sellers shall receive Thirty Seven Thousand Five Hundred Dollars ($37,500.00) in EUI Shares based on the average closing price for the five (5) trading days prior to the end of the second month the goal is achieved.

         Beginning six (6) months after the Closing Date and continuing six (6) months thereafter, if the number of page views of Dustcloud.com averages over 400,000 per day for any two (2) months, Sellers shall receive Thirty Seven Thousand Five Hundred Dollars ($37,500.00) in EUI Shares based on the average closing price for the five (5) trading days prior to the end of the second month the goal is achieved.

         No fractional shares of EUI Shares will be issued, no cash will be paid in lieu of fractional shares, and the total number of EUI Shares issued to Sellers shall be rounded to the nearest whole number.

         Sellers agree to take all action necessary to transfer ownership to EUI of Seller's telephone numbers, web site content and all domain names for the Business, free and clear of any liens or encumbrances.

         The parties acknowledge and agree that this is a sale of Assets and that, except as otherwise specifically set forth in this Agreement, EUI shall neither assume nor be liable for any contracts, debts, warranties, obligations, undertakings or liabilities whatsoever of the Sellers, and Sellers shall remain solely liable for any and all claims against the Business or its assets and all liabilities and accounts payable arising out of Sellers' operation of the Business, acts or omissions prior to the Closing.

         Sellers hereby represent and warrant to EUI that (1) this Agreement is a valid and binding obligation of Sellers enforceable in accordance with its terms and that there are no agreements or encumbrances of the Sellers with respect to the Business or the Assets; (2) this Agreement does not violate or conflict with any other agreement to which Sellers are a party or require the consent of any third-party; (3) attached hereto is Sellers' financial information which is true and accurate in all respects and presents fairly the financial position and the results of operation of the Business; (4) Sellers have no material liabilities of any nature whatsoever which are not disclosed in such financial information since the date on the financial information; (5) all books and records of Sellers which have been provided to EUI for inspection are true, correct and complete, and contain no material omission with respect to the Business or operations or status of the Sellers or the Assets; (6) Sellers are not a party to any pending litigation, are not aware of any threatened litigation with respect to the Business or the Assets and have not filed any voluntary petition in bankruptcy, nor been served with or otherwise received notice of any involuntary petition in bankruptcy having been filed against Sellers; (7) Sellers are the sole and exclusive owners of, and have good and marketable title to, all of the Assets, free and clear of all liens, mortgages, pledges, encumbrances or charges of every kind, nature, and description whatsoever; (8) all licenses, permits or other registrations required for operation of the Business are current and valid and Sellers are in compliance with all federal, state and local laws and regulations in connection with the operation of the Business; (9) Sellers are not in default with respect to any material liabilities or material obligations, which are related to the Assets or the Business, (10) Sellers have and will transfer all assets, rights and interests necessary or convenient for the operation of the Business; and (11) all taxes, wages, utilities and other accounts payable in connection with the Sellers' operation of the Business through the Closing are current and not past due, and all such liabilities or obligations incurred or accrued have been paid and discharged as they become due and all such liabilities and obligations have been, as of and through the Closing Date, incurred in the ordinary course of business.

         The Sellers understand that EUI Shares to be issued to the Sellers under this Agreement have not been and will not be registered under the Securities Act in reliance upon exemptions contained in the Securities Act or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless such shares of EUI stock are registered or qualify for exemption from registration under the Securities Act.

Letter Agreement
Page 3


         The Sellers have such knowledge and experience in financial and business matters that the Sellers are capable of evaluating the merits and risks of the Sellers' investment in EUI Shares being acquired hereunder. The Sellers understand and are able to bear any economic risks associated with such investment. The Sellers acknowledge that the Sellers have had the opportunity ask questions to the officers and management of EUI about the business and financial condition of EUI. EUI Shares being issued to the Sellers hereunder are being acquired by the Sellers in good faith solely for their own accounts, for investment and not with a view toward resale or other distribution within the meaning of the Securities Act. The EUI Shares shall not be offered for sale, sold or otherwise transferred by the Sellers without either registration or exemption from registration under the Securities Act or applicable state securities laws. No EUI Shares were offered to the Sellers by means of publicly disseminated advertisements or sales literature.

         eUniverse hereby represents and warrants to Sellers that (1) EUI is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation; (2) the information (including the financial statements and notes thereto) contained in its Registration Statement on Form 10 (No. 0-26355) and its most recent Form 10-Q filing (the "SEC Filings") are accurate and complete in all material respects and do not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading; (3) the shares of eUniverse Common Stock when issued and paid for as contemplated hereby will be duly and validly authorized, fully-paid and non-assessable, and Seller will acquire good title to the shares; (4) the execution and delivery of this Agreement by eUniverse has been duly authorized and this Agreement constitutes the valid and binding obligation of eUniverse enforceable in accordance with its terms; (5) this Agreement does not violate or conflict with any agreement to which eUniverse is a party or require the consent of any third party.

         All representations and warranties of the parties contained herein shall be true in all material respects at and as of the Closing Date with the same effect as though such representations and warranties were made at and as of such time; and each party shall have performed and complied with all obligations, covenants, and conditions required by this Agreement to have been performed or complied with by it prior to or on the Closing Date. All representations, warranties, agreements and covenants made and given herein shall survive the execution and delivery of this Agreement and the Closing.

         Sellers shall indemnify, defend and save EUI harmless from any actions, claims, losses, damages, demands or expense (including without limitation all court costs and reasonable attorney's fees on account thereof) suffered or incurred by EUI, its successors or assigns, arising from (i) any untruthfulness of any representation made by the Sellers in this Agreement or in any document delivered to EUI by or on behalf of Sellers pursuant to this Agreement, or (ii) breach of any covenant or warranty of the Sellers contained in this Agreement or in any document delivered to EUI by or on behalf of Sellers pursuant to this Agreement.

         Until the Closing Date, Sellers (1) shall not, either directly or indirectly, on its own behalf or on behalf of any other person, entity or concern, solicit, negotiate with, have discussions with or in any manner entertain, encourage, contemplate or accept any offer, inquiry or proposal of any other person, concern or entity seeking to acquire any or all of the Assets or the Business; and (2) shall immediately notify EUI of any contact with Sellers by any person, concern or entity regarding such offer, inquiry or proposal, stating the name of such other entity and the substantive terms of such offer.

         Commencing on the date hereof and continuing through the Closing Date, Sellers agree to conduct its business in the ordinary course, which ordinary course shall in no way impair or injure the business or professional reputation of EUI, and refrain from any extraordinary transactions.

         At the Closing, EUI may issue a press release. No party shall make any other press release or public statement anywhere in the world or on any global computer network concerning EUI or the Sellers pertaining to the transactions contemplated herein or in this Agreement without the prior, express written consent of the other parties hereto.

Letter Agreement
Page 4


         The obligations of EUI to effect the transactions contemplated herein are further subject to the satisfaction at or prior to the Closing Date of the following conditions by Sellers, unless waived by EUI in writing: (1) from the date of this Agreement through the Closing Date, Sellers shall not have suffered any adverse change in business or asets that has had an effect greater than Two Thousand Dollars ($2,000.00); (2) all actions, proceedings, instruments and documents required to carry out this Agreement, or incidental hereto, and all other legal matters shall have been approved by counsel to EUI, and such counsel shall have received all documents, certificates and other papers reasonably requested by it in connection therewith; (3) Sellers shall reaffrim that they are familiar with the business of EUI, that they are acquiring the EUI Shares under Section 4(2) of the Securities Act of 1933 (the "Securities Act"), commonly known as the private offering exemption of the Securities Act, and that the EUI Shares are restricted and may not be resold, except in reliance on an exemption under the Securities Act; and (4) at the time of Closing, Sellers shall deliver to EUI: (i) executed bills of sale and other instruments in a form satisfactory to EUI and its counsel as may be necessary to transfer all of the Assets to EUI and to consummate the transactions called for by this Agreement;
(ii) executed independent contractor agreements dated of equal date herewith; and (iii) a certificate signed by Sellers certifying that the representations and warranties of Sellers set forth in this Agreement are true and correct as of the date of this Agreement.

         The obligations of Sellers to effect the transactions contempleted herein are subject to the satisfaction at or prior to the Closing Date of the following conditions by EUI, unless waived by Sellers in writing: (1) EUI shall have furnished Sellers with copies of resolutions duly adopted by the Executive Committee of the Boards of Directors of EUI approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable them to comply with the terms of this Agreement, and (2) at the time of Closing, EUI shall deliver to Sellers an EUI stock certificate representing the Down payment and a certificate signed by a duly authorized officer of EUI certifying that the representations and warranties of EUI set forth in this Agreement are true and correct as of the date of this Agreement.

         Any controversy or claim arising out of or related to this Agreement or the breach thereof shall be settled by binding arbitration in Fairfield County, Connecticut, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         This Agreement, together with attachments and documents identified herein, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and is intended as the parties' final expression and complete and exclusive statement of the terms thereof, superseding all prior or contemporaneous agreements, representations, promises and understandings, whether written or oral, and may be amended or modified only by an instrument in writing signed by both parties.

         Any notice required or permitted to be given hereunder shall be (a) in writing, (b) effective on the first business day following the date of receipt, and (c) delivered by one of the following means: (i) by personal delivery; (ii) by prepaid, overnight package delivery or courier service; or (iii) by the United States Postal Service, first class, certified mail, return receipt requested, postage prepaid. All notices given under this Agreement shall be addressed to the addresses stated at the top of this Agreement, or to such other addresses of which the parties have been advised in writing by any of the above-described means.

         This Agreement shall be governed by and construed in accordance with the laws of the state of Connecticut, without giving effect to any principles of conflicts of law. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, distributees, legal representatives, successors and assigns.

Letter Agreement
Page 5


         Please acknowledge receipt of the foregoing and your agreement and consent to same by executing a copy of this letter where indicated below and returning a copy to us by facsimile and a fully executed original to us by overnight mail courier.

                                            Very truly yours,
                                            eUniverse, Inc.

                                            By: /s/ Brad D. Greenspan
                                               --------------------------
                                            Brad D. Greenspan, Chairman

Agreed and accepted this
4th day of April, 2000.
---        ------
("Sellers")


/s/ Erik MacKinnon
------------------------
Erik MacKinnon


/s/ Dan Barnes
------------------------
Dan Barnes